EAST TEXAS FINANCIAL SERVICES, INC.
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  1200 South Beckham o P. O. Box 6910 o Tyler, TX 75711-6910 o 903-593-1767
                                Fax 903-593-1094


                                  NEWS RELEASE

For verification, contact:   Gerald W. Free, Vice Chairman/President/CEO
                             Derrell W. Chapman, Vice President/COO/CFO

Telephone:     (903) 593-1767
Fax:           (903) 593-1094

For immediate release:  July 25, 2000


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                       EAST TEXAS FINANCIAL SERVICES, INC.
                             DECLARES CASH DIVIDEND

Tyler, Texas, July 25, 2000, - - - East Texas Financial Services, Inc., (OTC Bulletin Board: ETFS.OB), the holding Company for First Federal Savings and Loan Association of Tyler, Texas, today reported that the Company would continue its quarterly cash dividend of $0.05 per share to be paid on August 23, 2000 to stockholders of record as of August 8, 2000. The annualized dividend yield is approximately 2.35% based on the most recent market price of $8.50.

East Texas Financial Services, Inc., is the holding company for First Federal Savings and Loan Association of Tyler, Texas, which presently operates three full service offices and two loan agencies in the Tyler area and one full service office in Gilmer, Texas.

The Company's stock is traded under the symbol "ETFS" on the OTC Electronic Bulletin Board.